UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015 (February 27, 2015)

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36110	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On March 2, 2015, Simon Property Group, L.P. (the “Company”) amended and extended its $2.0 billion unsecured multi-currency supplemental revolving credit facility (the “Supplemental Facility”), as summarized in the attached press release.  The Supplemental Facility’s borrowing capacity has been increased from $2.0 billion to $2.75 billion, and can be further increased to $3.5 billion during its term, will initially mature on June 30, 2019 and can be extended for an additional year to June 30, 2020 at the Company’s sole option.  The interest rate on the new Supplemental Facility, based on the Company’s current long-term unsecured credit ratings, is LIBOR plus 80 basis points and an additional facility fee of 10 basis points.  The Supplemental Facility provides for borrowings denominated in U.S. Dollars, Euro, Yen, Sterling, Canadian Dollars and Australian Dollars.  The Supplemental Facility contains a money market competitive bid option program that allows the Company to hold auctions to achieve lower pricing for short-term borrowings.

The Supplemental Facility provides for borrowings for general corporate purposes.

The Supplemental Facility contains ongoing covenants relating to total and secured leverage to capitalization value and minimum EBITDA and unencumbered EBITDA coverage requirements.  Payment under the Supplemental Facility can be accelerated if the Company or its general partner, Simon Property Group, Inc., is subject to a bankruptcy proceeding or upon the occurrence of certain other events.

Prior to the extension and amendment, the Supplemental Facility had a capacity of $2.0 billion, an initial maturity of June 30, 2016, an interest rate of LIBOR plus 95 basis points and an additional facility fee of 15 basis points.

In addition, the Company increased the maximum aggregate size of its global commercial paper note program from $500 million to $1.0 billion, or the non-U.S. dollar equivalent thereof.

The commercial paper notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.  The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

A copy of the Amended and Restated Supplemental Facility agreement, the Notice of Increase of the global commercial paper note program and the press release are attached hereto as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference and constitute part of this report.

ITEM 1.02  Termination of a Material Definitive Agreement

The disclosure required by this Item is included in 1.01 and is incorporated herein by reference.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in 1.01 and is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated $2,750,000,000 Credit Agreement dated as of March 2, 2015.

10.2	Notice of Increase of Maximum Amount dated as of February 27, 2015.

99.1	Press Release, dated March 2, 2015 issued by Simon Property Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 3, 2015

SIMON PROPERTY GROUP, L.P.

	By:	Simon Property Group, Inc., the sole General Partner

		By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and
Chief Accounting Officer